EXHIBIT 10.4
EQUIPMENT LEASE
This form is subject to Federal and State legal requirements.
1. Equipment Leased.
Lessor hereby leases to Lessee, and Lessee hereby hires and takes from Lessor the following-described personal property (hereinafter, with all attachments, replacement parts, substitutions, additions, repairs and accessories incorporated therein and/or affixed thereto, and proceeds, referred to as “Equipment”): Describe Equipment fully, including make, kind of unit, model and serial numbers, and any other pertinent information.
One (1) 2002 Multi Graphic Screen Printing Press Model 1014, S/N: 0319
And all additions, substitutions, attachments, replacements and accessions thereof, plus the proceeds of all the foregoing.
and Lessor agrees within ___days from the date hereof to cause said Equipment to be delivered to Lessee, f.o.b.

2. Term.
This Lease is for a term of 60 months, beginning on                     , and ending on                     .
3. Rentals.
For said term or any portion thereof, Lessee shall pay to Lessor rentals aggregating $433,500.00, of which $0.00 is herewith paid in advance and the balance of the rental, $433,500.00 is payable in 60 equal, successive, monthly rental payments of $ 7, 225.00 each, of which the first is due 4/10/03 and the others on a like date of each month thereafter, until fully paid.
Special Provisions
If this Lease is prepaid prior to the date provided for repayment, the Lessee agrees to pay the following fees: During the first lease year — NO PREPAYMENT ALLOWED; during the second lease year — 5% of the then unpaid balance; during the third lease year — 4% of the then unpaid balance; during the fourth lease year — 3% of the then unpaid balance; during the fifth lease year — 2% of the then unpaid balance.
See Addendum “A” consisting of one (1) page attached hereto and made a part hereof.
Other Than Successive Monthly Payments
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4. Purchase Option
At the expiration of the original term hereof, if Lessee has paid in full all rentals owing under this Lease, and be not then in default hereunder, Lessee shall have the option to purchase all but not less than all the items of Equipment hereunder upon giving written notice to Lessor not less than 30 days prior to the expiration of the original term hereof.
The purchase price shall be $35,000.00.
5. Use, Nature and Location of Equipment.
Lessee warrants and agrees that the Equipment is to be used primarily for:
☐ business or commercial purposes (other than agricultural).
☐ agricultural purposes (see definition on the final page), or
☐ both agricultural and business or commercial purposes.
Lessee and Lessor agree that regardless of the manner of affixation, the Equipment shall remain personal property and not become part of the re: i estate. Lessee agrees to keep the Equipment at

11919 Burke Street	Santa Fe Springs	L.A.	CA	90670

Address	City	County	State	Zip Code
but upon prior written notice to Lessor may change the location of the Equipment within such State. Lessee will not remove the Equipment from such State without the prior written consent of Lessor (except that in the State of Pennsylvania, the Equipment will not be removed from the above location without such prior written consent).
6. Repairs.
Lessor shall not be obligated to install, erect, test, adjust, service or make any repairs or replacements; Lessee shall not incur for Lessors account or liability any expense therefor without Lessor’s prior written consent. Lessee shall inspect the Equipment within 48 hours after its receipt; unless within said time Lessee notifies Lessor, stating the details of any defects, Lessee shall be conclusively presumed to have accepted the Equipment in its then condition. Thereafter, Lessee shall effect and bear the expense of all necessary repairs, maintenance, operation and replacements required to be made to maintain the Equipment in good condition, normal wear and tear excepted.
7. Operators.
Lessee shall cause the Equipment to be operated by competent employees only, and shall pay all expenses of operation.
8. Liability.
Lessee shall indemnify and save Lessor harmless from any and all injury to or loss of the Equipment from whatever cause, and from liability arising out of the use, maintenance and/or delivery thereof but shall be credited with any amounts received by Lessor from insurance procured by Lessee. Damage for any loss or
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injury shall be based on the then true and reasonable market value of the Equipment irrespective of rentals theretofore paid or accrued.
9. Insurance.
All risk of loss, damage to or destruction of the collateral shall at all times be on Lessee. Lessee will procure forthwith and maintain at Lessee’s expense insurance against all risks of loss or physical damage to the collateral for the full insurable value thereof for the life of this Lease plus breach of warranty insurance and such other) insurance thereon in amounts and against such risks as Lessor may specify, and shall promptly deliver each policy to Lessor with a standard long-form mortgagee endorsement attached thereto showing loss payable to Lessor; and providing Lessor with not less than 30 days written notice of cancellation; each such policy shall be in form, terms and amount and with insurance carriers satisfactory to Lessor; Lessor’s acceptance of policies in lesser amounts or risks shall not be a waiver of Lessee’s foregoing obligation. As to Lessor’s interest in such policy, no act or omission of Lessee or any of its officers, agents, employees or representatives shall affect the obligations of the insurer to pay It a full amount of any loss.
Lessee hereby assigns to Lessor any monies which may become payable under any such policy of insurance and irrevocably constitutes and appoints Lessor as Lessee’s attorney in fact (a) to hold each original insurance policy, (b) to make, settle and adjust claims under each policy of insurance, (c) to make claims for any monies which may become payable under such and other insurance on the collateral including returned or unearned premiums, and (d) to endorse Lessee’s name on any check, draft or other instrument received in payment of claims or returned or unearned premiums under each policy and to apply the funds to the payment of the indebtedness owing to Lessor; provided, however, Lessor is under no obligation to do any of the foregoing.
Should Lessee fail to furnish such insurance policy to Lessor, or to maintain such policy in full force, or to pay any premium in hole or in part relating thereto, then Lessor, without waiving or releasing any default or obligation by Lessee may (but shall he under no obligation to) obtain and maintain insurance and pay the premium therefor on behalf of Lessee and charge the premium to Lessee’s indebtedness under this Lease. The full amount of any such premium paid by Lessor shall be payable by Lessee upon demand, and failure to pay same shall constitute an event of default under this Lease.
10. Taxes.
Lessee shall comply with and conform to all laws, ordinances and regulations relating to the ownership, possession, use or maintenance of the Equipment, and save Lessor harmless against actual or asserted violations, and pay all costs and expenses of every character occasioned by or arising out of such use. Lessee agrees that, during the term of this Lease, in addition to the rent and all other amounts provided herein to be paid, it will promptly pay all taxes, assessments and other governmental charges (including penalties and interest, if any, and fees for titling or registration, if required) levied or assessed:
(a)	upon the interest of the Lessee in the Equipment or upon the use or operation thereof or on the earnings arising therefrom; and

(b)	against Lessor on account of its acquisition or ownership of the Equipment or any part thereof; or the use or operation thereof or the leasing thereof to the Lessee, or the rent herein provided for, or the earnings arising therefrom, exclusive, however, of any taxes based on net income of Lessor.
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Lessee agrees to file, in behalf of Lessor, all required tax returns and reports concerning the Equipment with all appropriate governmental agencies, and within not more than 45 days after the due date of such filing, to send Lessor confirmation, in form satisfactory to Lessor, of such filing.
11. Title.
All said Equipment shall remain personal property, and except as provided in the next sentence, title thereto shall remain in Lessor exclusively. With respect to any software financed hereunder as to which Lessor is not the licensee or licensor, Lessee hereby grants Lessor a security interest in such software to secure the payment and performance of Lessee’s obligations under this Lease. Lessee shall keep the Equipment free from any and all liens and claims, and shall do or permit no act or thing whereby Lessor’s title or rights may be encumbered or impaired. Upon expiration or termination hereof by other than default, the Equipment shall be returned unencumbered to Lessor by Lessee at the place where the rent is payable or to such other place as Lessor and Lessee agree upon, at Lessee’s sole expense and in the same condition as when received by Lessee, normal wear and tear resulting from proper use thereof alone excepted. Lessee shall pay rent at the said rate until all said Equipment arrives at Lessor’s premises, or other place designated by Lessor.
12. Inspection.
Lessee shall, whenever requested, advise Lessor of the exact location and condition of the Equipment and shall give Lessor immediate notice of any attachment or other judicial process affecting me Equipment, and indemnify and save Lessor harmless from any loss or damage caused thereby. Lessor may, for the purpose of inspection, at all reasonable times enter upon any job, building or place where the Equipment is located; and may remove the Equipment forthwith, without notice to lessee, if the Equipment is in the opinion of Lessor, being used beyond its capacity or in any manner improperly cared for or abused.
13. Non-Waiver.
Time is of the essence. Lessor’s failure at any time to require strict performance by Lessee of any of the provisions hereof shall not waive or diminish Lessor’s right thereafter to demand strict compliance therewith or with any other provision. Waiver of any default shall not waive any other default. No remedy of Lessor hereunder shall be exclusive of any other remedy herein or by law provided, but each shall be cumulative and in addition to every other remedy.
14. No Warranty.
Lessor, not being the manufacturer of the Equipment, nor manufacturer’s agent, makes no warranty or representation, either express or implied, as to the fitness, quality, design, condition, capacity, suitability, merchantability or performance of the Equipment or of the material or workmanship thereof, it being agreed that the Equipment is leased “as is” and that all such risks, as between the Lessor and the Lessee, are to be borne by the Lessee at its sole risk and expense. Lessee accordingly agrees not to assert any claim whatsoever against the Lessor based thereon. Lessee further agrees, regardless of cause, not to assert any claim whatsoever against the Lessor for loss of anticipatory profits or consequential damages. No oral agreement, guaranty, promise, condition, representation or warranty shall be binding; all prior conversations, agreements or representations related hereto and/or to said Equipment are integrated herein.
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15. Possession.
Lessor covenants to and with Lessee that Lessor is the lawful owner of said Equipment free from all encumbrances and that, conditioned upon Lessee’s performing the conditions hereof, Lessee shall peaceably and quietly hold, possess and use the Equipment during said term without let or hindrance.
16. Performance of Obligations of Lessee by Lessor.
In the event that the Lessee shall fail duly and promptly to perform any of its obligations under the provisions of this Lease, the Lessor may, at its option, perform the same for the account of Lessee without thereby waiving such default, and any amount paid or expense (including reasonable attorneys’ fees), penalty or other liability incurred by the Lessor in such performance, together with interest at the rate of 1 1/2% per month thereon until paid by the Lessee to the Lessor, shall be payable by the Lessee upon demand as additional rent for the Equipment.
17. Further Assurances.
Lessee shall execute and deliver to Lessor, upon Lessor’s request such instruments and assurances as Lesser deems necessary or advisable for the confirmation or perfection of this Lease and Lessor’s rights hereunder. If any of the Equipment consists of software, Lessee agrees, at Lessor’s request, to inform Lessor of the name of the licensor of such software and to provide Lessor with a copy of the license agreement.
18. Default.
An Event of Default shall occur if:
(a)	Lessee fails to pay when due any installment of rent and such failure continues for a period of 10 days;

(b)	Lessee shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it hereunder and such failure continues uncured for 15 days after written notice thereof to Lessee by Lessor;

(c)	Lessee dies, ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation, or files an answer admitting the material allegations of a petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of it or of alt or any substantial part of its assets or properties, or if it or its shareholders shall take any action looking to its dissolution or liquidation;

(d)	within 60 days after the commencement of any proceedings against Lessee seeking reorganization, arrangement. readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceedings ,shall not have been dismissed, or if within 60 days after the appointment without Lessee’s consent or acquiescence of any trustee, receiver of liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not be vacated;
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(e)	Lessee attempts to remove, sell, transfer, encumber, part with possession or sublet the Equipment or any item thereof or

(f)	a third party takes any action to foreclose on, obtain possession or control of, collect, sell or otherwise dispose of or exercise any rights with respect to any of the Equipment without the express written consent of Lessor. Upon the occurrence of an Event of Default, Lessor, at its option, may:
(i)	declare all sums due and to become due hereunder immediately due and payable;

(ii)	proceed by appropriate court action or actions or other proceedings either at law or equity to enforce performance by the Lessee of any and all covenants of this Lease and to recover damages for the breach thereof;

(iii)	demand that Lessee deliver the Equipment forthwith to Lessor at Lessee’s expense at such place as Lessor may designate; and

(iv)	Lessor and/or its agents may, without notice or liability or legal process, enter into any premises of or under control or jurisdiction of Lessee or any agent of Lessee where the Equipment may be or by Lessor is believed to be, and repossess all or any item thereof, disconnecting and separating all thereof from any other property and using all force necessary or permitted by applicable law so to do, Lessee hereby expressly waiving all further rights to possession of the Equipment.
and all claims for injures suffered through or loss caused by such repossession; Lessor may sell or lease the Equipment at a time and location of its choosing provided that the Lessor acts in good faith and in a commercially reasonable manner, but the Lessor shall, nevertheless, be entitled to recover immediately as liquidated damages for toss of the bargain and not as a penalty any unpaid rent that accrued on or before the occurrence of the event of default plus an amount equal to the difference between the aggregate rent reserved hereunder for the unexpired term of this Lease and the then aggregate rental value of all Equipment for such unexpired term, provided, however, that if any statute governing the proceeding in which such damages are to be proved specifies the amount of such claim, Lessor shall be entitled to prove as and for damages for the breach an amount equal to that allowed under such statute. The provisions of this Paragraph shall be without prejudice to any rights given to the Lessor by such statute to prove for any amounts allowed thereby. Should any proceedings be instituted by or against Lessor for monies due to Lessor hereunder and/or for possession of any or all of the Equipment or for any other relief, Lessee shall pay a reasonable sum as attorneys’ fees. No remedy referred to herein is intended to be exclusive of any other remedy stated herein or of any other remedy otherwise available to Lessor at law or in equity.
19. Assignments.
Without the prior written consent of Lessor, Lessee shall not assign this Lease or its interests hereunder or enter into any sub-lease with respect to the Equipment covered hereby, it being agreed Lessor will not unreasonably withhold its consent to a sub-lease of the Equipment. The conditions hereof shall bind any permitted successors and assigns of Lessee. Lessor may assign the rents reserved herein or all or any of Lessor’s other rights hereunder. After such assignment, Lessor shall not be assignee’s agent for any purpose; Lessee will settle all claims arising out of alleged breach of warranties or otherwise, defenses, set-offs and counterclaims it may have against Lessor directly with Lessor, and not set up any such against Lessor’s assignee, Lessor hereby agreeing to remain responsible therefor. Lessee on receiving notice of any such assignment shall abide thereby and make payment as may therein
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be directed. Following such assignment, solely for the purpose of determining assignee’s rights hereunder, the term “Lessor” shall be deemed to include or refer to Lessor’s assignee.
20. Miscellaneous.
Lessee will not change or remove any insignia or lettering on the Equipment and shall conspicuously identify each item of the Equipment by suitable lettering thereon to indicate Lessor’s ownership. All transportation charges shall be borne by Lessee. All notices relating hereto shall be sent certified mail, return receipt requested to Lessor or Lessee at its respective address shown herein or at any later address last known to the sender. If any part hereof is contrary to, prohibited by or deemed invalid under applicable laws or regulations of any jurisdiction, such provision shall be inapplicable and deemed omitted but shall not invalidate the remaining provisions hereof. Lessee waives all rights under all exemption laws. Lessee acknowledges the receipt of a true copy of this Lease. This Lease is irrevocable for the full term hereof and for the aggregate rental herein reserved, and the rent shall not abate by reason of termination of Lessee’s right of possession and/or the taking of possession by Lessor or for any other reason. Any payment not made when due shall, at the option of Lessor, bear late charges thereon calculated at the rate of 1-1/2% per month, but in no event greater than the highest rate permitted by relevant law. In the event this Lease is deemed to create a security interest, Lessee grants Lessor a security interest in the Equipment as security for all of Lessee’s indebtedness and obligations owing under this Lease as well as alt other present and future indebtedness and obligations of Lessee to Lessor of every kind and nature whatsoever. Lessee shall be responsible for and pay to Lessor a returned check fee, not to exceed the maximum permitted by law, which fee will be equal to the sum of (i) the actual bank charges incurred by Lessor plus (ii) all other actual costs and expenses incurred by Lessor. The returned check fee is payable upon demand as additional rent under this Equipment Lease. Lessee authorizes Lessor to file a financing statement with respect to the Equipment and ratifies the filing by Lessor of any such financing statement previously filed.
If Lessee is an organization, Lessee (a) is the type of organization, (b) is organized under the laws of the jurisdiction, (c) has its chief executive office, and (d) if it is a “registered organization” as defined in Article 9 of the Uniform Commercial Code (i.e., organized solely under the laws of a single State and as to which the State must maintain a public record showing the organization to have been organized), has the organizational identification number (or, if none, has been assigned no such number by the State of organization), all as set forth under Lessee’s name (which is its exact and complete legal name) at the signature line of this Lease. If Lessee is an individual, Lessee’s exact and complete legal name and principal residence are as set forth at and under Lessee’s name at the signature line of this Lease. Lessee agrees to notify Lessor immediately in the event of a change in any of the foregoing facts and information.
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This Lease contains the entire agreement between the parties with respect to the Equipment, and may not be altered, modified, terminated or discharged except by a writing signed by the arty against whom such alteration, modification, termination or discharge is sought. Lessee’s initials WL
If Lessee is a corporation, this Lease is executed by authority of its Board of Directors.
Dated: March 6, 2003
Lessee:

Lee Graphic Technologies, Inc.

Name of individual, corporation or partnership

By:	/s/ William W. Lee	Title	President

If corporation, have signed by President, Vice President or Treasurer, and give official title. If owner or partner, state which

11919 Burke Street

Address

Santa Fe Springs	CA	90670

City	State	Zip Code

If an organization:		If an individual,

Type of organization:	Corporation	Principal residence:

Jurisdiction of organization	California	—

Organizational identification

Number (or “None”):	CA C1889656

Location of chief executive officer:	11919 Burke Street

Santa Fe Springs, CA 90670
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Lessor:

Interchange Equipment, Inc.

Name of individual, corporation or partnership

By:	/s/ Marc Herrmann	Title	President

If corporation, have signed by President, Vice President or Treasurer, and give official title. If owner or partner, state which

90 Dayton Avenue

Address

Passaic	NJ	07055

City	State	Zip Code

If Lessee is a partnership enter:

Partners’ names		Home address

NOTICE:	Do not use this form for transactions for personal, family or household purposes. For agricultural and other transactions subject to Federal or State regulations, consult legal counsel to determine documentation requirements.
Agricultural purposes generally means farming, including dairy farming, but it also includes the transportation, harvesting and processing of farm, dairy or forest products if what is transported, harvested, or processed is farm, dairy or forest products grown or bred by the user of the Equipment itself. It does not apply, for instance, to a logger who harvests someone else’s forest, or a contractor who prepares land or harvests products on someone else’s farm.

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ADDENDUM “A”
Attached to and made a part of Equipment Lease dated 3/6/03, between The CIT Group/Equipment Financing, Inc. as Lessor and Lee Graphic Technologies, Inc. as Lessee.
Notwithstanding anything to the contrary stated in Section 4 of the Equipment Lease (Lease) at the expiration of the original term of the Lease, Lessee shall exercise its purchase option set forth in the Lease and agrees that, in addition to other amounts due and to become due under the Lease, to pay Lessor the purchase price of $35,000.00 provided, however, Lessee shall not be entitled to receive title to the leased equipment until Lessee has paid in full all rentals owing under the Lease and has fulfilled all of its other obligations thereunder.
Upon completion of the foregoing, Lessor shall transfer title to Lessee AS-IS, WHERE-IS, without recourse, representation or warranty of any kind except that Lessor will warrant that the Equipment is free and clear of any liens created by Lessor.

Lessor:		Lessee:
Interchange Equipment, Inc.		Lee Graphic Technologies, Inc.

By:	/s/ Marc Herrmann	By:	/s/ William W. Lee

Title: President		Title: President
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